Exhibit 32.1
CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Paul Bay, certify that (i) Ingram Micro Holding Corporation’s Quarterly Report on Form 10-Q for the period ended September 27, 2025 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Ingram Micro Holding Corporation at the dates and for the periods indicated.

Date: October 30, 2025	/s/ Paul Bay
Paul Bay
Chief Executive Officer

I, Michael Zilis, certify that (i) Ingram Micro Holding Corporation’s Quarterly Report on Form 10-Q for the period ended September 27, 2025 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Ingram Micro Holding Corporation at the dates and for the periods indicated.

Date: October 30, 2025	/s/ Michael Zilis
Michael Zilis
Executive Vice President and Chief Financial Officer